Exhibit II

                            to

                        Schedule 13G

                         Under the

               Securities Exchange Act of 1934


Pursuant to Rule 13d-1(f)(1), American Express Financial Corporation affirms that it is individually eligible to use Schedule 13G and agrees that this Schedule is filed in its behalf.


American Express Financial Corporation


By:           /s/ Melinda S. Urion
Name:             Melinda S. Urion
Title:            Senior Vice President of Finance
                  and Chief Financial Officer